EXHIBIT 99.1

Varonis Announces Second Quarter 2022 Financial Results

Annual recurring revenues grew 30% year-over-year to $426.3 million
Total revenues grew 26% year-over-year to $111.4 million
Adjusted for constant currency and Russia, annual recurring revenues grew 32% year-over-year and total revenues grew 30% year-over-year, respectively

NEW YORK, Aug. 01, 2022 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced financial results for the second quarter ended June 30, 2022.

"Highlighted by 30% ARR growth, our second quarter results again demonstrate the strength of the Varonis Data Security Platform and the durability of our business model, as we delivered both strong topline growth and operating leverage," said Yaki Faitelson, Varonis CEO. "Given the uncertainty of the times, companies around the world continue to recognize the growing urgency to secure their sensitive data."

"We are meaningfully raising our full-year operating income expectations and reaffirming our full-year financial guidance for both ARR and revenues," Mr. Faitelson continued. "Going forward, we are well positioned to deliver against the vast, long-term opportunity we see."

Financial Summary for the Second Quarter Ended June 30, 2022

  Total revenues increased 26% to $111.4 million, compared with $88.4 million in the second quarter of 2021.
  Subscription revenues increased 44% to $84.4 million, compared with $58.4 million in the second quarter of 2021.
  Maintenance and services revenues were $27.1 million, compared with $30.0 million in the second quarter of 2021.
  GAAP operating loss was ($37.6) million, compared to GAAP operating loss of ($28.2) million in the second quarter of 2021.
  Non-GAAP operating income was $1.7 million, compared to non-GAAP operating income of $1.1 million in the second quarter of 2021.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three and six months ended June 30, 2022 and 2021. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $426.3 million as of the end of the second quarter, up 30% year-over-year.
  As of June 30, 2022, 75% of customers with 500 employees or more purchased four or more licenses, up from 68% as of June 30, 2021, and 45% purchased six or more licenses, up from 35% as of June 30, 2021.
  As of June 30, 2022, the Company had $788.8 million in cash and cash equivalents, short term deposits and marketable securities.
  During the six months ended June 30, 2022, the Company generated $10.1 million of cash from operations, compared to $11.1 million generated in the prior year period.
  Announced that Varonis was named to Fortune’s 2022 list of the 65 Best Small and Medium Workplaces in New York.
  Announced new features for DatAdvantage Cloud that deliver accurate, scalable data classification in Amazon S3, and identify excessive permissions and misconfigurations, classify sensitive data in files and attachments, and detect data exfiltration attempts in Salesforce.
  Achieved the completion of Cloud Security Alliance's STAR Level 1 security assessment, which confirms that DatAdvantage Cloud, the Company’s cloud-hosted solution that protects data in mission-critical SaaS and IaaS platforms, meets strict data security standards.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook
The Company is again reaffirming its original full-year guidance for ARR and revenue, and increasing its full-year guidance for non-GAAP operating income, despite the below headwinds:

  the significant strengthening of the U.S. dollar against the Euro and the Pound during the first half of 2022, a trend which accelerated in the second quarter;
  the exit of its Russia business, which will impact the Company's full-year revenue and ARR guidance by approximately $4 million to $5 million dollars; and
  the Company's exposure to the New Israeli Shekel, which the Company has partially mitigated through its hedging program for 2022. For both the third quarter of 2022 and full-year 2022, this headwind is expected to be 200 basis points.

For the third quarter of 2022, the Company expects:

  Revenues of $123.0 million to $125.5 million, or year-over-year growth of 23% to 25%.
  Non-GAAP operating income of $8.5 million to $10.0 million.
  Non-GAAP net income per diluted share in the range of $0.05 to $0.06, based on 127.1 million diluted shares outstanding.

For full year 2022, the Company expects:

  ARR of $484.0 million to $489.0 million, or year-over-year growth of 25% to 26%.
  Revenues of $485.0 million to $490.0 million, or year-over-year growth of 24% to 26%.
  Non-GAAP operating income of $32.5 million to $36.5 million.
  Non-GAAP net income per diluted share in the range of $0.19 to $0.22, based on 126.9 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Monday, August 1, 2022, at 4:30 p.m. Eastern Time, to discuss the Company's second quarter 2022 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13730847. A replay of this conference call will be available through August 8, 2022 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13730847. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which includes exchange rate differences on lease contracts as a result of the implementation of ASC 842 and (v) amortization of debt discount and issuance costs.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period; and
  Amortization of debt discount and debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020, is a non-cash item.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt discount and debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2025.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts and maintenance contracts related to perpetual licenses in effect at the end of that period. Subscription license contracts and maintenance for perpetual license contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Constant Currency and Russia Impacts
In addition to reported growth rates prepared in accordance with GAAP, the Company is presenting growth rates this quarter that adjust for the impact of foreign currency rate (“FX”) fluctuations, as well as for the impact of exiting its Russia business in the first quarter of 2022. To adjust for FX, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. To adjust for Russia, the Company has removed Russia’s financial contribution from the comparable prior-year period. The Company has provided this financial information to aid investors in better understanding our underlying performance. The financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Reconciliation of Revenue and ARR to adjust for constant currency and Russia (in millions):

	Three Months Ended June 30,
	2022	2021	% Change
	Unaudited
Total revenues	$111.4	$88.4	26%
Effect of foreign currency rate fluctuations	2.3	—
Exit of Russia business	—	(0.9)
Adjusted total revenues	$113.7	$87.5	30%

Total ARR	$426.3	$328.2	30%
Effect of foreign currency rate fluctuations	5.4	—
Exit of Russia business	—	(2.1)
Adjusted ARR	$431.7	$326.1	32%

EMEA revenues	$27.2	$24.5	11%
Effect of foreign currency rate fluctuations	2.3	—
Exit of Russia business	—	(0.9)
Adjusted EMEA revenues	$29.5	$23.6	25%

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; the impact of the COVID-19 global pandemic and global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; and risks associated with our convertible notes and capped-call transaction. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects cyber threats from both internal and external actors by analyzing data, account activity, and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. Varonis products address additional important use cases including data protection, data governance, Zero Trust, compliance, data privacy, classification, and threat detection and response. Varonis started operations in 2005 and has customers spanning leading firms in the financial services, public, healthcare, industrial, insurance, energy and utilities, technology, consumer and retail, media and entertainment, and education sectors.

To find out more about Varonis, visit www.varonis.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	Unaudited		Unaudited
Revenues:
Subscriptions	$84,380	$58,403	$153,365	$103,517
Maintenance and services	27,068	30,015	54,344	59,686
Total revenues	111,448	88,418	207,709	163,203

Cost of revenues	17,799	14,201	35,608	27,683

Gross profit	93,649	74,217	172,101	135,520

Operating expenses:
Research and development	44,815	33,333	88,385	63,395
Sales and marketing	68,714	54,919	133,501	106,412
General and administrative	17,688	14,196	35,868	28,019
Total operating expenses	131,217	102,448	257,754	197,826

Operating loss	(37,568)	(28,231)	(85,653)	(62,306)
Financial income (expenses), net	2,976	(3,802)	3,712	(4,824)

Loss before income taxes	(34,592)	(32,033)	(81,941)	(67,130)
Income taxes	(1,698)	(915)	(3,112)	(1,474)

Net loss	$(36,290)	$(32,948)	$(85,053)	$(68,604)

Net loss per share of common stock, basic and diluted	$(0.33)	$(0.31)	$(0.78)	$(0.66)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	109,675,310	106,393,429	108,951,717	103,352,981

Stock-based compensation expense for the three and six months ended June 30, 2022 and 2021 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	Unaudited		Unaudited
Cost of revenues	$3,015	$1,856	$6,102	$3,445
Research and development	13,638	8,920	26,238	16,078
Sales and marketing	13,568	9,492	26,664	17,234
General and administrative	7,537	5,600	14,752	10,490
	$37,758	$25,868	$73,756	$47,247

Payroll tax expense related to stock-based compensation for the three and six months ended June 30, 2022 and 2021 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	Unaudited		Unaudited
Cost of revenues	$90	$405	$528	$970
Research and development	32	64	121	224
Sales and marketing	331	1,161	2,403	4,376
General and administrative	46	103	668	888
	$499	$1,733	$3,720	$6,458

Amortization of acquired intangibles and acquisition-related expenses for the three and six months ended June 30, 2022 and 2021 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	Unaudited		Unaudited
Cost of revenues	$381	$382	$762	$763
Research and development	590	1,308	1,179	2,616
Sales and marketing	—	2	—	5
General and administrative	—	—	—	—
	$971	$1,692	$1,941	$3,384

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)

	June 30, 2022	December 31, 2021
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$753,172	$805,761
Marketable securities	28,735	—
Short-term deposits	6,856	1,850
Trade receivables, net	83,929	117,179
Prepaid expenses and other current assets	33,900	34,417
Total current assets	906,592	959,207
Long-term assets:
Operating lease right-of-use asset	60,512	63,749
Property and equipment, net	39,636	38,298
Intangible assets, net	3,550	4,313
Goodwill	23,135	23,135
Other assets	18,862	19,835
Total long-term assets	145,695	149,330
Total assets	$1,052,287	$1,108,537

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$4,757	$5,324
Accrued expenses and other short-term liabilities	105,782	102,226
Deferred revenues	98,369	104,221
Total current liabilities	208,908	211,771
Long-term liabilities:
Convertible senior notes, net	248,216	225,330
Operating lease liability	61,982	68,694
Deferred revenues	2,277	2,566
Other liabilities	4,472	3,583
Total long-term liabilities	316,947	300,173

Stockholders’ equity:
Share capital
Common stock	110	108
Accumulated other comprehensive income (loss)	(7,919)	6,083
Additional paid-in capital	1,038,250	1,018,005
Accumulated deficit	(504,009)	(427,603)
Total stockholders’ equity	526,432	596,593
Total liabilities and stockholders’ equity	$1,052,287	$1,108,537

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2022	2021
	Unaudited
Cash flows from operating activities:
Net loss	$(85,053)	$(68,604)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,177	5,456
Stock-based compensation	73,756	47,247
Amortization of deferred commissions	11,886	8,069
Noncash operating lease costs	4,646	4,211
Amortization of debt discount and issuance costs	740	3,397

Changes in assets and liabilities:
Trade receivables	33,250	34,084
Prepaid expenses and other current assets	(3,241)	821
Deferred commissions	(13,895)	(8,741)
Other long-term assets	1,094	763
Trade payables	(567)	2,317
Accrued expenses and other short-term liabilities	(12,463)	(5,716)
Deferred revenues	(6,141)	(12,893)
Other long-term liabilities	886	734
Net cash provided by operating activities	10,075	11,145

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	—	14,082
Investment in marketable securities	(28,735)	—
Proceeds from short-term and long-term deposits	1,850	70,235
Investment in short-term and long-term deposits	(6,930)	(50,000)
Purchases of property and equipment	(6,134)	(2,146)
Net cash provided by (used in) investing activities	(39,949)	32,171

Cash flows from financing activities:
Proceeds from employee stock plans	6,116	4,710
Taxes paid related to net share settlement of equity awards	(28,831)	(795)
Proceeds from follow-on offering, net	—	500,034
Net cash provided by (used in) financing activities	(22,715)	503,949
Increase (decrease) in cash and cash equivalents	(52,589)	547,265
Cash and cash equivalents at beginning of period	805,761	234,092
Cash and cash equivalents at end of period	$753,172	$781,357

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income (loss):

GAAP operating loss	$(37,568)	$(28,231)	$(85,653)	$(62,306)

Add back:
Stock-based compensation expense	37,758	25,868	73,756	47,247
Payroll tax expenses related to stock-based compensation	499	1,733	3,720	6,458
Amortization of acquired intangible assets and acquisition-related expenses	971	1,692	1,941	3,384

Non-GAAP operating income (loss)	$1,660	$1,062	$(6,236)	$(5,217)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(36,290)	$(32,948)	$(85,053)	$(68,604)

Add back:
Stock-based compensation expense	37,758	25,868	73,756	47,247
Payroll tax expenses related to stock-based compensation	499	1,733	3,720	6,458
Amortization of acquired intangible assets and acquisition-related expenses	971	1,692	1,941	3,384
Foreign exchange rate differences, net	(3,415)	1,177	(5,378)	(387)
Amortization of debt discount and issuance costs	371	1,707	740	3,396

Non-GAAP net loss	$(106)	$(771)	$(10,274)	$(8,506)

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	109,675,310	106,393,429	108,951,717	103,352,981
Non-GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	109,675,310	106,393,429	108,951,717	103,352,981

GAAP net loss per share of common stock - basic and diluted	$(0.33)	$(0.31)	$(0.78)	$(0.66)
Non-GAAP net loss per share of common stock - basic and diluted	$—	$(0.01)	$(0.09)	$(0.08)

Investor Relations Contact:
James Arestia
Varonis Systems, Inc.
646-640-2149
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com